SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the


                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): June 30, 2009


                            NB MANUFACTURING, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

          Nevada                       000-52678                   20-0853320
          --------                     ---------                   ----------
(State or other jurisdiction     (Commission File Number)        (IRS Employer
     of incorporation)                                            I.D. Number)


                         2560 W. Main Street, Suite 200
                               Littleton, CO 80120
                               -------------------
                    (Address of principal executive offices)

        Registrant's telephone number, including area code: 303-794-9450


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.


     Effective as of June 30, 2009, Robert Lazzeri Director and President resigned his position as an officer and director. Also, effective June 30, 2009, Mr. Derold Kelly was appointed as our President.


     From 1978 until his honorable discharge in 1984, Mr. Kelley was in the United States Air Force. From 1984, through December 2001 Mr. Kelley has been a founder and an executive officer of New Bridge Manufacturing Inc. and it's prior corporation Care Concepts, Inc, responsible for supervising the Company's production facilities. Mr. Kelley served as a director and secretary until the company ceased operations in 2001. From 2001 until 2002 Mr. Kelley was involved in private investing for his own account. In 2002 Mr. Kelley was a founder of On Line Pest Control and served as it's president until July 2005, when Mr. Kelley formed Are You Bugged Inc. where he continues to serve as it's president. From September 2007 to April 2008, Mr. Kelley was a Director for NB Design Licensing.






                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: June 30, 2009

                                                  NB Manufacturing, Inc.

                                            By:   /s/ Derold Kelley
                                                  -------------------------
                                                  Derold Kelley, President